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                                    CONSENT

     Reference is made to the Registration Statement on Form S-4, and to the Joint Proxy Statement/Prospectus which forms a part thereof (together, the "Registration Statement"), to be filed with the Securities and Exchange Commission by American International Group, Inc. ("AIG") in connection with the merger of SunAmerica Inc. with and into AIG. In accordance with Rule 438 under the Securities Act of 1933, the undersigned hereby consents to being named in the Registration Statement, and any subsequent amendments thereto, as a person who is about to become a director of AIG.

                                                  /s/ JAY S. WINTROB
                                          --------------------------------------
                                                      Jay S. Wintrob

October 7, 1998